Exhibit 7(a)(1)
                Independent Auditors' Report


The Board of Directors and Stockholders
Control Resources Corporation:


We have audited the accompanying balance sheets of Control
Resources Corporation as of December 31, 1996 and 1995, and the related statements of operations and (accumulated deficit) retained earnings, and cash flows for the years then ended. These financial statements are the responsibil ity of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Control Resources Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has suffered losses from operations and has a net stockholders' deficit at December 31, 1996 that raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



KPMG Peat Marwick LLP
Short Hills, NJ
February 7, 1997